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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                     Three Months Ended      Six Months Ended
                                                          June 30,                June 30,
                                                   ---------------------  ---------------------
                                                     1997        1996        1997        1996
                                                     ----        ----        ----        ----
                                                        (In Thousands Except Per Share Data)
PRIMARY
  Income from Continuing Operations                $ 23,571    $ 18,519    $ 43,510    $ 44,100
  Dividend requirements of preferred stock               (4)         (4)         (8)         (9)
                                                   --------    --------    --------    --------
  Total                                              23,567      18,515      43,502      44,091
  Income (Loss) from Discontinued Operations          9,990     (68,253)      9,990     (67,913)
                                                   --------    --------    --------    --------
  Net Income (Loss)                                $ 33,557    $(49,738)   $ 53,492    $(23,822)
                                                   ========    ========    ========    ========

  Weighted average shares outstanding              $ 57,101    $ 56,585    $ 56,977    $ 56,534
  Assumed conversions:
  Stock options                                         689         405         435         409
                                                   --------    --------    --------    --------
  Total                                            $ 57,790    $ 56,990    $ 57,412    $ 56,943
                                                   ========    ========    ========    ========
  Per share amounts:
      Income from Continuing Operations            $    .41    $    .33    $    .76    $    .77
      Income (Loss) from Discontinued Operations        .17       (1.20)        .17       (1.19)
                                                   --------    --------    --------    --------
      Net Income (Loss)                            $    .58    $   (.87)   $    .93    $   (.42)
                                                   ========    ========    ========    ========
FULLY DILUTED

  Income from Continuing Operations                $ 23,571    $ 18,519    $ 43,510    $ 44,100
  Income (Loss) from Discontinued Operations          9,990     (68,253)      9,990     (67,913)
                                                   --------    --------    --------    --------
  Net Income (Loss)                                $ 33,561    $(49,734)   $ 53,550    $(23,813)
                                                   ========    ========    ========    ========
  Weighted average shares outstanding              $ 57,101    $ 56,585    $ 56,977    $ 56,534
  Assumed conversions:
  Stock options                                         731         462         765         475
  Preferred stock                                       108         114         108         115
                                                   --------    --------    --------    --------
  Total                                            $ 57,940    $ 57,161    $ 57,850    $ 57,124
                                                   ========    ========    ========    ========
  Per share amounts:
  Income from Continuing Operations                $    .41    $    .32    $    .75    $    .77
  Income (Loss) from Discontinued Operations            .17       (1.19)        .17       (1.19)
                                                   --------    --------    --------    --------
      Net Income (Loss)                            $    .58    $   (.87)   $    .92    $   (.42)
                                                   ========    ========    ========    ========
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